Exhibit 99.1

Investor Contact: Brad Ankerholz
Graphic Packaging Holding Company
770-240-7971

Graphic Packaging Holding Company Reports Fourth Quarter and Full Year 2013 Results
Fourth Quarter Highlights

•	Q4 Net Sales increased 2.0% versus the prior year period.

•	Q4 Adjusted Earnings per Diluted Share increased to $0.17 versus $0.08 in the prior year period.

•	Q4 Adjusted EBITDA increased to $158.3 million versus $150.2 million in the prior year period.

•	Company repurchased and retired $200 million of common stock.

ATLANTA, GA, February 6, 2014. Graphic Packaging Holding Company (NYSE: GPK), (the “Company”), a leading provider of packaging solutions to food, beverage and other consumer products companies, today reported Net Income for fourth quarter 2013 of $46.0 million, or $0.13 per share, based upon 344.8 million weighted average diluted shares. This compares to fourth quarter 2012 Net Income of $22.9 million, or $0.06 per share, based on 392.2 million weighted average diluted shares.
Fourth quarter 2013 Net Income included $12.6 million of Restructuring and Other Special Charges (net of tax) primarily related to the integration of the December 2012 Contego Packaging and A&R Carton acquisitions in Europe. Without these non-recurring charges, Adjusted Net Income for the fourth quarter of 2013 was $58.6 million, or $0.17 per diluted share. This compares to fourth quarter 2012 Adjusted Net Income of $33.2 million or $0.08 per diluted share.
For the full year 2013, Net Income was $146.6 million, or $0.42 per diluted share, based on 349.7 million weighted average diluted shares. This compares to 2012 Net Income of $122.6 million or $0.31 per diluted share, based on 396.2 million weighted average diluted shares. Full year 2013 Adjusted Net Income was $181.4 million or $0.52 per diluted share, compared to full year 2012 Adjusted Net Income of $146.3 million, or $0.37 per diluted share.
“We delivered a solid operating quarter driving year over year margins higher by delivering another $25 million through improved operating performance and an ongoing commitment to cost reduction initiatives,” said CEO David Scheible. “The strong fourth quarter enabled us to achieve our targeted $100 million of performance improvements for the full year. Additionally, with improving revenue due to better pricing this quarter and market share gain, particularly in Europe, we have a nice backdrop for 2014."
“We also delivered another strong year of cash flow, and in November, we completed a secondary offering concurrent with a $200 million share repurchase. This was a smart use of our cash to return value to the shareholders, while the offering and share repurchase combined to increase the public float of our stock to a level approaching 80%.”

Net Sales
Net Sales increased 2.0% to $1,074.9 million during fourth quarter 2013, compared to fourth quarter 2012 Net Sales of $1,053.3 million. The $21.6 million increase resulted from $23.4 million of favorable volume/mix primarily attributable to the addition of the two European acquisitions. The acquisitions drove a 7.2% increase in Paperboard

Packaging segment sales versus the fourth quarter of 2012. The remaining Net Sales increase was due to $4.3 million of higher pricing. These positive factors were partially offset by $6.1 million of unfavorable exchange rates. Full year 2013 Net Sales were $4,478.1 million, a gain of $141.0 million, or 3.2% over 2012.
Attached is supplemental data showing Net Tons Sold, Net Sales and Income (Loss) from Operations by business segment for each quarter of 2013 and 2012.
EBITDA
EBITDA for fourth quarter 2013 increased 4.6% to $140.0 million from $133.8 million in the fourth quarter of 2012. Excluding $18.3 million of Restructuring and Other Special Charges, Adjusted EBITDA increased 5.4% to $158.3 million in the fourth quarter 2013 from $150.2 million in the fourth quarter 2012. The $18.3 million adjustment was primarily related to expenses associated with the integration of the two European acquisitions.
Compared to the prior year quarter, Adjusted EBITDA in the fourth quarter of 2013 was positively impacted by $24.5 million of improved net operating performance, $4.3 million of favorable volume/mix and $4.3 million of higher pricing. These benefits were partially offset by $15.8 million of commodity inflation, $5.0 million in other costs, primarily for labor and benefits, and $4.2 million of unfavorable exchange rates.
Full year 2013 EBITDA increased 3.2% to $628.7 million from $609.0 million in 2012. Excluding $14.4 million of Restructuring and Other Special Charges and a $27.1 million Loss on Modification or Extinguishment of Debt, full year 2013 Adjusted EBITDA increased 3.5% to $670.2 million from 2012 Adjusted EBITDA of $647.4 million.
Other Results
Total Net Debt at the end of 2013 was $2,201.4 million, or $80.4 million lower compared to the end of 2012. Note that in the fourth quarter of 2013, the Company used $200.0 million to repurchase its common stock. The Company funded the share repurchase with a combination of cash on hand and borrowings under its revolving credit facility. Additionally, the Company did not receive the approximate $25 million government grant related to the 2013 completion of the bio-mass boiler at its Macon, GA, paper mill. This grant was originally expected to be received in the fourth quarter and is now anticipated to be received sometime in the first half of 2014.
The Company's year-end 2013 Net Leverage Ratio dropped to 3.28 times Adjusted EBITDA from 3.52 times Adjusted EBITDA in 2012. At December 31, 2013, the Company had available domestic liquidity of $684.9 million, including the undrawn availability under its $1.0 billion revolving credit facility.
Net Interest Expense was $21.5 million in fourth quarter 2013, compared to $25.5 million in fourth quarter 2012. Full year 2013 Net Interest Expense was $101.9 million compared to $111.1 million in 2012. The decrease was due to both lower debt balances and the Company's decision to issue new 4.75% Senior Notes and use the proceeds to redeem its higher 9.5% notes during the second quarter of 2013.
Capital expenditures for fourth quarter 2013 were $56.0 million compared to $74.9 million in the fourth quarter of 2012 Fourth quarter 2013 expenditures represent a more normalized run rate as the fourth quarter of 2012 included expenditures for the Macon, GA biomass boiler project and the consolidation of Delta Natural Kraft and Mid-America Packaging into Graphic Flexible Packaging. For full year 2013, capital expenditures were $209.2 million compared to $203.3 million in 2012.
Fourth quarter 2013 Income Tax Benefit was $3.5 million, compared to a $13.9 million Tax Expense in the fourth quarter of 2012. The fourth quarter 2013 benefit was driven by the recognition of a $29.4 million benefit associated with the taxability of the $147.2 million black liquor credit the Company received in 2009. Recent IRS guidance now indicates that the black liquor credit may be excluded from taxable income. For the full year 2013, Income Tax Expense was $67.4 million compared to $82.5 million in 2012. As of December 31, 2013, the Company had approximately $892 million of NOLs for U.S. federal income tax purposes, which may be used to offset future taxable income.
Please note that a tabular reconciliation of EBITDA, Adjusted EBITDA, Adjusted Net Income and Total Net Debt is attached to this release.

Secondary Offering and Share Repurchase

During November 2013, certain shareholders of the Company sold 47.9 million shares of common stock in a secondary public offering at $8.38 per share. In connection with the offering, the Company repurchased from the underwriter and retired 23,866,348 shares of common stock sold by the selling stockholders in the offering having an aggregate value of approximately $200 million. The per-share purchase price paid by the Company was the same as the per-share purchase price paid by the underwriter to the selling stockholders ($8.38 per share). As a result of these actions, the shares outstanding held by the selling shareholders decreased to approximately 23% from approximately 35%.
Earnings Call
The Company will host a conference call at 10:00 am eastern time today (February 6, 2014) to discuss the results of fourth quarter and full year 2013. To access the conference call, listeners calling from within North America should dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID #30689706). Listeners may also access the audio webcast, along with a slide presentation, at the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com. Replays of the call can be accessed for one week by dialing 855-859-2056.
Forward Looking Statements
Any statements of the Company's expectations in this press release constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to, receipt of the grant relating to the Macon biomass boiler project and assessments regarding the use of the Company's NOLs are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company's present expectations. These risks and uncertainties include, but are not limited to, the impact of regulatory and litigation matters, including the continued availability of the Company's net operating loss offset to taxable income. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company's periodic filings with the SEC.

About Graphic Packaging Holding Company

Graphic Packaging Holding Company (NYSE:GPK), headquartered in Atlanta, Georgia, is a leading provider of packaging solutions for a wide variety of products to food, beverage and other consumer products companies.  The Company is one of the largest producers of folding cartons and holds a leading market position in coated-unbleached kraft, coated-recycled boxboard and specialty packaging. The Company's customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products, is available on the Company's web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions, except per share amounts	2013	2012	2013	2012
Net Sales	$1,074.9	$1,053.3	$4,478.1	$4,337.1
Cost of Sales	901.5	888.6	3,752.5	3,617.5
Selling, General and Administrative	94.3	91.4	384.3	378.1
Other Income, Net	(2.1)	(4.3)	(13.4)	(7.3)
Restructuring and Other Special Charges	18.2	14.3	13.1	26.4
Income from Operations	63.0	63.3	341.6	322.4
Interest Expense, Net	(21.5)	(25.5)	(101.9)	(111.1)
Loss on Modification or Extinguishment of Debt	—	(2.1)	(27.1)	(11.0)
Income before Income Taxes and Equity Income of Unconsolidated Entities	41.5	35.7	212.6	200.3
Income Tax Benefit (Expense)	3.5	(13.9)	(67.4)	(82.5)
Income before Equity Income of Unconsolidated Entities	45.0	21.8	145.2	117.8
Equity Income of Unconsolidated Entities	0.3	0.7	1.5	2.3
Net Income	$45.3	$22.5	$146.7	$120.1
Net Loss (Income) Attributable to Noncontrolling Interests	0.7	0.4	(0.1)	2.5
Net Income Attributable to Graphic Packaging Holding Company	$46.0	$22.9	$146.6	$122.6

Net Income Per Share Attributable to Graphic Packaging Holding Company - Basic	$0.13	$0.06	$0.42	$0.31
Net Income Per Share Attributable to Graphic Packaging Holding Company - Diluted	$0.13	$0.06	$0.42	$0.31

Weighted Average Number of Shares Outstanding - Basic	341.0	389.1	347.3	393.4
Weighted Average Number of Shares Outstanding - Diluted	344.8	392.2	349.7	396.2

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
In millions, except share and per share amounts	2013	2012

ASSETS
Current Assets:
Cash and Cash Equivalents	$52.2	$51.5
Receivables, Net	412.8	461.3
Inventories, Net	557.1	532.5
Other Current Assets	210.1	157.7
Total Current Assets	1,232.2	1,203.0
Property, Plant and Equipment, Net	1,678.9	1,732.2
Goodwill	1,125.4	1,139.0
Intangible Assets, Net	467.0	506.4
Other Assets	55.8	51.0
Total Assets	$4,559.3	$4,631.6

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$77.4	$79.8
Accounts Payable	428.3	453.7
Interest Payable	15.2	10.1
Other Accrued Liabilities	190.3	209.3
Total Current Liabilities	711.2	752.9
Long-Term Debt	2,176.2	2,253.5
Deferred Income Tax Liabilities	329.9	147.8
Other Noncurrent Liabilities	268.4	494.3

Redeemable Noncontrolling Interests	11.3	10.8

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 324,746,642 and 344,534,039 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	3.2	3.4
Capital in Excess of Par Value	1,789.9	1,915.1
Accumulated Deficit	(542.6)	(633.2)
Accumulated Other Comprehensive Loss	(188.2)	(311.3)
Total Graphic Packaging Holding Company Shareholders' Equity	1,062.3	974.0
Noncontrolling Interests	—	(1.7)
Total Equity	1,062.3	972.3
Total Liabilities and Equity	$4,559.3	$4,631.6

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended
	December 31,
In millions	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$146.7	$120.1
Noncash Items Included in Net Income:
Depreciation and Amortization	277.4	266.8
Deferred Income Taxes	62.7	76.0
Amount of Postretirement Expense Less Than Funding	(12.4)	(14.0)
Gain on the Sale of Assets	(26.6)	—
Other, Net	32.5	36.8
Changes in Operating Assets & Liabilities	(22.3)	(17.1)
Net Cash Provided by Operating Activities	458.0	468.6

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(209.2)	(203.3)
Acquisition of Businesses	—	(118.1)
Cash Acquired Related to Business Acquisitions	—	13.1
Net Proceeds Received for the Sale of Assets	73.5	18.8
Other, Net	(8.7)	(4.5)
Net Cash Used in Investing Activities	(144.4)	(294.0)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of Common Stock	(200.0)	(300.0)
Proceeds from Issuance or Modification of Debt	425.0	1,300.0
Retirement of Long-Term Debt	(425.0)	—
Payments on Debt	(71.3)	(1,703.4)
Borrowings under Revolving Credit Facilities	1,729.2	1,367.2
Payments on Revolving Credit Facilities	(1,738.0)	(1,034.7)
Redemption and Debt Issuance Costs	(29.9)	(27.7)
Repurchase of Common Stock related to Share-Based Payments	(11.2)	(10.7)
Other, Net	10.1	13.2
Net Cash Used in Financing Activities	(311.1)	(396.1)

Effect of Exchange Rate Changes on Cash	(1.8)	1.2

Net Increase (Decrease) in Cash and Cash Equivalents	0.7	(220.3)
Cash and Cash Equivalents at Beginning of Period	51.5	271.8
Cash and Cash Equivalents at End of Period	$52.2	$51.5

Reconciliation of Non-GAAP Financial Measures
The tables below set forth the calculation of the Company's earnings before interest expense, income tax expense, equity income of unconsolidated entities, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income, Net Leverage Ratio and Total Net Debt. Adjusted EBITDA and Adjusted Net Income exclude charges associated with: the Company's business combinations, sale or shutdown of assets, other special (credits) charges and the modification or extinguishment of debt. The Company's management believes that the presentation of EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio provides useful information to investors because these measures are regularly used by management in assessing the Company's performance. EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.

EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA, Adjusted Net Income and Net Leverage Ratio may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
In millions, except per share amounts	2013	2012	2013	2012
Net Income Attributable to Graphic Packaging Holding Company	$46.0	$22.9	$146.6	$122.6
Add (Subtract):
Net (Loss) Income Attributable to Noncontrolling Interests	(0.7)	(0.4)	0.1	(2.5)
Income Tax (Benefit) Expense	(3.5)	13.9	67.4	82.5
Equity Income of Unconsolidated Entities	(0.3)	(0.7)	(1.5)	(2.3)
Interest Expense, Net	21.5	25.5	101.9	111.1
Depreciation and Amortization	77.0	72.6	314.2	297.6
EBITDA	140.0	133.8	628.7	609.0
Restructuring and Other Special Charges	18.3	14.3	14.4	27.4
Loss on Modification or Extinguishment of Debt	—	2.1	27.1	11.0
Adjusted EBITDA	$158.3	$150.2	$670.2	$647.4

Net Income Attributable to Graphic Packaging Holding Company	$46.0	$22.9	$146.6	$122.6
Restructuring and Other Special Charges	18.3	14.3	14.4	27.4
Accelerated Depreciation Related to Shutdown	—	—	3.5	—
Loss on Modification or Extinguishment of Debt	—	2.1	27.1	11.0
Tax Impact on Non-recurring Items	(5.7)	(6.1)	(10.2)	(14.7)
Adjusted Net Income	$58.6	$33.2	$181.4	$146.3

Adjusted Earnings Per Share - Basic	$0.17	$0.09	$0.52	$0.37

Adjusted Earnings Per Share - Diluted	$0.17	$0.08	$0.52	$0.37

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)

	Twelve Months Ended
	December 31,	December 31,	December 31,
In millions	2013	2012	2011
Net Income Attributable to Graphic Packaging Holding Company	$146.6	$122.6	$276.9
Add (Subtract):
Net Income (Loss) Attributable to Noncontrolling Interests	0.1	(2.5)	(1.7)
Income Tax Expense (Benefit)	67.4	82.5	(229.8)
Equity Income of Unconsolidated Entities	(1.5)	(2.3)	(2.1)
Interest Expense, Net	101.9	111.1	144.9
Depreciation and Amortization	314.2	297.6	292.3
EBITDA	628.7	609.0	480.5
Restructuring and Other Special Charges	14.4	27.4	12.4
Loss on Modification or Extinguishment of Debt	27.1	11.0	2.1
Goodwill Impairment Charge	—	—	96.3
Adjusted EBITDA	$670.2	$647.4	$591.3

	December 31,	December 31,	December 31,
Calculation of Net Debt:	2013	2012	2011
Short-Term Debt and Current Portion of Long-Term Debt	$77.4	$79.8	$30.1
Long-Term Debt	2,176.2	2,253.5	2,335.7
Less:
Cash and Cash Equivalents	(52.2)	(51.5)	(271.8)
Total Net Debt	$2,201.4	$2,281.8	$2,094.0

Net Leverage Ratio (Net Debt/Adjusted EBITDA)	3.28	3.52	3.54

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2013
Net Tons Sold (000's)
Paperboard Packaging	640.1	651.3	670.0	625.0
Flexible Packaging	**	**	**	**

Net Sales ($ Millions):
Paperboard Packaging	$936.1	$972.1	$996.3	$939.8
Flexible Packaging	164.4	167.6	166.7	135.1
Total	$1,100.5	$1,139.7	$1,163.0	$1,074.9

Income (Loss) from Operations ($ Millions):
Paperboard Packaging	$102.7	$104.4	$109.1	$86.0
Flexible Packaging	(3.8)	(1.4)	8.8	(4.9)
Corporate	(13.7)	(15.3)	(12.2)	(18.1)
Total	$85.2	$87.7	$105.7	$63.0

2012
Net Tons Sold (000's)
Paperboard Packaging	596.0	621.8	629.6	611.1
Flexible Packaging	**	**	**	**

Net Sales ($ Millions):
Paperboard Packaging	$883.3	$928.1	$929.0	$876.6
Flexible Packaging	183.9	183.8	175.7	176.7
Total	$1,067.2	$1,111.9	$1,104.7	$1,053.3

Income (Loss) from Operations ($ Millions):
Paperboard Packaging	$88.2	$121.9	$115.3	$91.9
Flexible Packaging	(1.4)	(7.5)	(9.4)	(6.0)
Corporate	(15.8)	(17.7)	(14.5)	(22.6)
Total	$71.0	$96.7	$91.4	$63.3
** Not meaningful